Exhibit 10.7

YUM CHINA HOLDINGS, INC. LONG TERM INCENTIVE PLAN

SECTION 1

General

1.1                               Purpose.  Yum China Holdings, Inc. Long Term Incentive Plan (the “Plan”) has been established by Yum China Holdings, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; (iv) align the interests of Participants with those of the Company’s shareholders; and (v) to issue awards pursuant to and in accordance with the Employee Matters Agreement and Section 9 hereof.

1.2                               Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become a “Participant” in the Plan.  EMA Awards shall be made in accordance with Section 9 hereof and EMA Participants shall be treated as Participants in the Plan with respect to their EMA Awards and in accordance with the terms of the Plan.

1.3                               Operation, Administration, and Definitions. The operation and administration of the Plan shall be vested in the Committee, as described in Section 7. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 10 hereof).

SECTION 2

Options and SARS

2.1                               Definitions.

(a)                                 The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b). An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b). An Option will be deemed to be a NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not meet the requirements of an ISO.

(b)                                 The grant of a stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2                               Eligibility.  The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.  Without limiting the generality of the foregoing, the Committee may not grant dividends or dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan.  ISOs may only be granted to employees of the Company or a Subsidiary.

2.3                               Limits on ISOs.  If the Committee grants ISOs, then to the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as NQOs to the extent required by Code Section 422.  Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a NQO.

2.4                               Exercise Price.  The “Exercise Price” of each Option or SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock on such date).  Notwithstanding the foregoing, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary that are assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award.

2.5                               Exercise/Vesting.  Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)                                 The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of stock ownership guidelines by the Participant.

(b)                                 No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the ten year anniversary of the date on which the Option or SAR was granted (or such shorter period required by law or the rules of any stock exchange on which the Stock is listed).

2.6                               Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)                                 Subject to the following provisions of this subsection 2.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.6(c), payment may be made as soon as practicable after the exercise).

(b)                                 The Exercise Price shall be payable in cash or by tendering (including by way of a net exercise), by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

(c)                                  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.7                               Post-Exercise Limitations.  The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

2.8                               Tandem Grants of Options and SARS.  An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement).  If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share.  If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

2.9                               No Repricing.  Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award.  Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.

SECTION 3

Full Value Awards and Cash Incentive Awards

3.1                               Definitions.

(a)                                 A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee.  The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.  Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

(b)                                 A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee.  The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

3.2                               Restrictions on Full Value Awards.  Each Full Value Award shall be subject to the following:

(a)                                 Any Full Value Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)                                 Except for Full Value Awards that are granted (i) in lieu of other compensation, (ii) as a form of payment of earned performance awards or other incentive compensation, (iii) to new hires, or (iv) as retention awards outside the United States, if the right to become vested in a Full Value Award granted to an employee is conditioned on the completion of a specified period of service with the Company and the Subsidiaries, without achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required period of service for full vesting of the Full Value Award shall be not less than three years (provided that the required period for full vesting shall, instead, not be less than two years in the case of annual incentive deferrals payable in restricted shares), subject to pro rated vesting over the applicable minimum service period and to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination).  Awards to Directors are not subject to this paragraph 3.2(b).

3.3                               Performance-Based Compensation. The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of Code Section 162(m) and regulations thereunder. To the extent required by Code Section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance targets determined by the Committee and the following additional requirements shall apply:

(a)                                 The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Code Section 162(m)) and shall be established in writing by the Committee not later than ninety (90) days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain.  The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, unit or division performance, individual company performance, other group or individual performance, or any combination thereof, and shall be based on one or more of the Performance Measures.

(b)                                 A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained.  To the extent that the Committee exercises discretion in making the determination required by this paragraph 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)                                  If a Participant’s employment terminates because of death or disability, or if a change in control occurs prior to the Participant’s termination date, the Participant’s Full Value Award or Cash Incentive Award may, to the extent provided by the Committee, become vested without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

Nothing in this subsection 3.3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Subsidiary from granting Cash Incentive Awards outside the Plan that are not intended to constitute Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation.  To the extent that the provisions of this subsection 3.3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 4

Stock Reserved and Limitations

4.1                               Shares Reserved and Other Amounts Subject to the Plan/Limitations.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)                                 The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

(b)                                 Subject to the following provisions of this subsection 4.1 and the provisions of subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 45,000,000.  For purposes of applying the limitations of this paragraph 4.1(b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph 4.1(b) by two shares except, however, in the case of restricted shares or restricted units delivered pursuant to the settlement of EMA Awards, each share of Stock shall be counted as covering one share of Stock and shall reduce the number of shares of Stock available for delivery by one share.

(c)                                  Substitute Awards shall not reduce the number of shares of Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to paragraph 4.1(h).

(d)                                 Except as expressly provided by the terms of this Plan, the issue by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)                                  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(f)                                   If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including net exercise), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(g)                                  Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan shall be 45,000,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(h)                                 Subject to subsection 4.2, the following additional maximums are imposed under the Plan:

(i)                                     The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 9,000,000 shares during any five calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this subparagraph (i).

(ii)                                  For Full Value Awards that are intended to be Performance-Based Compensation, no more than 3,000,000 shares of Stock may be subject to such Awards granted to any one individual during any five-calendar-year period (regardless of when such shares are deliverable). Notwithstanding the foregoing, in the case of any Full Value Award that is a performance unit award that is intended to be Performance-Based Compensation, no more than $10,000,000 may be subject to any such Awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable).  For purposes of this subparagraph (ii), a “performance unit award” means a Full Value Award that is the grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(iii)                               For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve (12) month performance period shall equal $10,000,000 (pro rated for performance periods that are greater or lesser than twelve (12) months)

(iv)                              In the case of any Award to a Director, in no event shall the dollar value of the Award granted to any Director for any calendar year (determined as of the date of grant) exceed $1,500,000.

If an Award is denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the limits of this paragraph 4.1(h) shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.  If the Awards are denominated in cash but an equivalent amount of stock is delivered in lieu of delivery of cash, the limits of this paragraph 4.1(h) shall be applied based on the methodology used by the Committee to convert the amount of cash into shares of Stock.  If delivery of Stock or cash is deferred until after the Stock or cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock or cash is earned shall be disregarded.

4.2                               Adjustments to Shares of Stock and Stock Awards.  If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a)                                 the number and type of Shares (or other property) with respect to which Awards may be granted;

(b)                                 the number and type of Shares (or other property) subject to outstanding Awards;

(c)                                  the grant or Exercise Price with respect to outstanding Awards;

(d)                                 the limitations set forth in subsection 4.1 (including the limitations set forth in paragraph 4.1(h)); and

(e)                                  the terms, conditions or restrictions of outstanding Awards and/or Award Agreements;

provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an ISO.  However, in no event shall this subsection 4.2 be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code Section 409A, provided that the restriction of this subparagraph (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code Section 409A.

SECTION 5

Change in Control

Subject to the provisions of subsection 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, if a Change in Control occurs prior to the date on which an Award is vested and prior to the Participant’s separation from service and if the Participant’s employment is involuntarily terminated by the Company (other than for cause) on or within two years following the Change in Control, then:

(a)                                 All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)                                 All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)                                  All Full Value Awards (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested and the Committee shall determine the extent to which performance conditions are met in accordance with the terms of the Plan and the applicable Award Agreement.

Notwithstanding anything in this Plan or any Award agreement to the contrary, to the extent any provision of this Plan or an Award agreement would cause a payment of deferred compensation that is subject to Code Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A.

SECTION 6

Miscellaneous

6.1                               Effective Date; Duration.  This Plan shall be effective as of the Distribution Date provided that it is approved by the Board as of such date (which date shall be referred to herein as the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the Effective Date.

6.2                               General Restrictions.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                 Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)                                 In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)                                  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

6.3                               Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

6.4                               Grant and Use of Awards.  Subject to subsection 4.1, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

6.5                               Settlement and Payments.  Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.6                               Transferability.  Awards under the Plan are not transferable except as designated by the Participant by shall or by the laws of descent and distribution or, if provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder).  To the extent that Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the

Participant only by the Participant.  Notwithstanding the foregoing provisions of this subsection 6.6, if provided by the Committee, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish.  In no event shall an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.

6.7                               Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.8                               Agreement with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

6.9                               Notices.  Any notice or document required to be filed with the Committee under the Plan shall be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Subsidiary, as applicable, at its principal executive offices.  The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time.  Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

6.10                        Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or a Subsidiary who is delegated by the board of directors authority to take such action.

6.11                        Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.12                        Limitation of Implied Rights.

(a)                                 Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any of the Subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any of the Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under the Plan. A

Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any of the Subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any of the Subsidiaries shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or a Subsidiary or the right to continue to provide services to the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

6.13                        Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.14                        Misconduct.  If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to the Company or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to the Company or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this subsection 6.14.

6.15                        Restrictions on Shares and Awards.  The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or Cash Incentive Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate.  Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

6.16                        Applicable Law.  The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

6.17                        Foreign Individuals.  Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan.  In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of the Subsidiaries operates or has employees.  The foregoing provisions of this subsection 6.17 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.

6.18                        Liability for Cash Payments.  Subject to the provisions of this Section 6, each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Subsidiary by the Participant.  Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

SECTION 7

Committee

7.1                               Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  As of the Effective Date, the Committee shall mean the Compensation Committee of the Board.

7.2                               Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)                                 Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, and, subject to the restrictions imposed by Section 8 and the provisions of Section 9, to cancel or suspend Awards, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award.  In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b)                                 Subject to the provisions of the Plan, the Committee shall have the authority and discretion to determine the extent to which Awards under the Plan shall be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)                                  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d)                                 The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)                                  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)                                   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

7.3                               Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4                               Information to be Furnished to Committee.  The Company and the Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries as to an individual’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.5                               Limitation on Liability and Indemnification of Committee.  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary.  The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the

Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8

Amendment and Termination

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any Award Agreement); provided, however, that no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or the Committee, as applicable; and provided further that, adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 8; and provided further that, amendments to the provisions of subsection 2.9 (relating to Option and SAR repricing), amendments expanding the group of Eligible Individuals, or amendments to or increases in the number of shares reserved under the Plan pursuant to paragraphs 4.1(b) (total shares reserved), 4.1(g) (relating to the limitations on ISOs), 4.1(h) (relating to individual limits) will not be effective unless approved by the Company’s shareholders; and provided further that, no other amendment shall be made to the Plan without the approval of the Company’s shareholders if such approval is required by law or the rules of any stock exchange on which the Stock is listed.  It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

SECTION 9

EMA Awards

9.1                               EMA Awards.  As of the Distribution Date, the Committee shall grant EMA Awards to EMA Participants pursuant to, and in accordance with, the Employee Matters Agreement and this Section 9.  EMA Awards shall be in the form of Options, SARs, and Full Value Awards.  The provisions of this Section 9 shall apply without regard to any other provision of the Plan.

9.2                               EMA Awards Generally.  The number of shares of Stock subject to an EMA Award granted to an EMA Participant, and, to the extent applicable, the exercise price of the

EMA Award, shall be determined in accordance with the applicable provision of the Employee Matters Agreement and shall otherwise be subject to the same terms and conditions (including vesting, settlement and termination) as applied to the corresponding YUM Award to which the EMA Award relates and otherwise shall be subject to the terms and conditions of Article VI of the Employee Matters Agreement; provided, however, that any condition related to termination of a Participant’s employment or service with YUM or its affiliates or related to a determination by the committee charged with administration of the YUM Equity Plan shall be based on an otherwise identical condition related to the termination of a Participant’s employment or service with the Company and the Subsidiaries or a determination by the Committee under this Plan, respectively and as applicable.  Without limiting the generality of the foregoing, any distribution of shares of Stock pursuant to the YUM EIDP (or any other deferred compensation plan maintained which provides for the distribution of shares of Stock) in accordance with the terms of the Employee Matters Agreement shall be treated as a Full Value Award under the Plan.

9.3                               Interpretation.  This Section 9 is intended to provide for compliance with the Company’s obligations with respect to SpinCo Awards as set forth in the Employee Matters Agreement and shall, to the extent possible, be interpreted in a manner consistent with that intention.  EMA Awards granted under the Plan shall only be subject to the restrictions of the Plan to the extent that such restrictions applied to the corresponding YUM Award immediately prior to the Distribution Date.  In the event of any inconsistency between the Plan and/or an Award Agreement and the Employee Matters Agreement with respect to an EMA Award, the Employee Matters Agreement will govern.

SECTION 10

Defined Terms

In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                 Award.  The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Full Value Awards.  An Award shall also include EMA Awards granted under the Plan.

(b)                                 Award Agreement.  The term “Award Agreement is defined in subsection 6.8.

(c)                                  Board.  The term “Board” shall mean the Board of Directors of the Company.

(d)                                 Change in Control.  Except as otherwise provided by the Committee, a “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subparagraph (iii) below; or

(ii)                                  the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)                               there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.  For purposes of this definition, the following terms shall have the meaning specified:

(I)                                   “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(II)                              “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

(III)                         “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(e)                                  Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any Code provision shall include reference to any successor provision of the Code.

(f)                                   Committee.  The term “Committee” is defined in subsection 7.1.

(g)                                  Director.  For purposes of the Plan, the term “Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary.

(h)                                 Distribution Date.  The term “Distribution Date” has the meaning set forth in the Employee Matters Agreement.

(i)                                     Effective Date.  The term “Effective Date” is defined in subsection 6.1.

(j)                                    Eligible Individual.  For purposes of the Plan, the term “Eligible Individual” shall mean any officer, director or other employee of the Company or its Subsidiaries, consultants, independent contractors or agents of the Company or a Subsidiary, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of the Company or a Subsidiary (but effective no earlier than the date on which such individual begins to provide services to the Company or a Subsidiary), including, in each case, Directors.

(k)                                 EMA Award.  The term “EMA Award” is an award described in Section 9 hereof.

(l)                                     EMA Participant.  The term “EMA Participant” means an individual who is entitled to a SpinCo Award pursuant to Article VI of the Employee Matters Agreement or who is otherwise entitled to receive a share of Stock pursuant to Article VI of the Employee Matters Agreement.

(m)                             Employee Matters Agreement.  The term “Employee Matters Agreement” means the Employee Matters Agreement between YUM and the Company dated October 31, 2016.

(n)                                 Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o)                                 Exercise Price.  The term “Exercise Price is defined in subsection 2.4.

(p)                                 Fair Market Value.  The “Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i)                                     If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)                                  If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iii)                               If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(q)                                 Participant.  The term “Participant” is defined in subsection 1.2.

(r)                                    Performance Measures.  In the case of any Award that is intended to constitute Performance-Based Compensation, the term “Performance Measures” shall mean any one or more of the following:   cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; total shareholder return; customer satisfaction metrics; or restaurant unit development. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

(s)                                   Potential Change in Control.  A “Potential Change in Control” shall exist during any period in which the circumstances described in subparagraphs (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(i)                                     the Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this subparagraph (i) shall cease to exist upon the expiration or other termination of all such agreements.

(ii)                                  Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this subparagraph (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii)                               Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company’s securities immediately prior to the transaction or transactions.

(iv)                              The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this subparagraph (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

(t)                                    SpinCo Award.  The term “SpinCo Award” has the meaning specified in the Employee Matters Agreement.

(u)                                 Subsidiaries.  The term “Subsidiary” shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee; provided, however, that except for options and SARs designated as intended to be subject to Code Section 409A, options and SARs shall not be granted to employees or directors of Subsidiaries unless the ownership of the Subsidiary satisfies Treas. Reg. § 1.409A-1(b)(5)(iii).  For purposes of applying the Plan to an ISO, the term “Subsidiary” shall mean a subsidiary determined in accordance with Code Section 424(f).

(v)                                 Substitute Award.  The term “Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 2.9.

(w)                               Stock.  The term “Stock” shall mean shares of common stock of the Company.

(x)                                 YUM.  The term “YUM” means Yum! Brands, Inc.

(y)                                 YUM Award.  The term “YUM Award” has the meaning specified in the Employee Matters Agreement.

(z)                                  YUM EIDP.  The term “YUM EIDP” has the meaning specified in the Employee Matters Agreement.

(aa)                          YUM Equity Plan.  The term “YUM Equity Plan” has the meaning specified in the Employee Matters Agreement.